UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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UNION STREET ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

Not Applicable
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UNION STREET ACQUISITION CORP.
102 South Union Street
Alexandria, Virginia 22314

October 21, 2008

TO OUR STOCKHOLDERS:

You are cordially invited to attend a special meeting of stockholders of Union Street Acquisition Corp. (“Union Street” or the “Company”) to be held on November 19, 2008. At this meeting, you will be asked to approve the dissolution and plan of liquidation of Union Street (“Plan of Liquidation”) as contemplated by its amended and restated certificate of incorporation, since Union Street will not be able to complete a business combination within the time period required for it to do so. Upon dissolution, Union Street will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its public stockholders the proceeds of the Company’s IPO trust account as contemplated by its charter and its initial public offering, or IPO, prospectus.

This meeting is particularly significant in that stockholders must approve the Company’s dissolution and Plan of Liquidation for Union Street to be authorized to distribute the IPO trust account proceeds to its stockholders. It is important that your shares are voted at this special meeting.

As you may be aware, Union Street was incorporated in Delaware on July 18, 2006, as a blank check company for the purpose of acquiring one or more operating businesses in the business services industry through a merger, capital stock exchange, asset acquisition or other similar business combination whose fair market value is at least equal to 80% of its trust account at the time of such acquisition (sometimes referred to in this proxy statement as a “business combination”). A registration statement for Union Street’s initial public offering was declared effective on February 1, 2007. On February 9, 2007, Union Street consummated its initial public offering of 12,500,000 units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to the purchase from Union Street one share of its common stock at an exercise price of $6.00 per share. Union Street’s common stock and warrants started trading separately on February 12, 2007. Union Street’s net proceeds from the sale of its units and private placement warrants were approximately $99.0 million. Of this amount, $98.5 million was deposited in trust (including deferred underwriting fees of $3.7 million) to be used in connection with a business combination or to be returned to stockholders if a business combination was not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period. In furtherance of its corporate purpose, on February 26, 2008, Union Street entered into (i) the Stock Purchase Agreement (“Archway Purchase Agreement”), by and among Union Street, Argenbright, Inc., a Georgia corporation (“Argenbright”), and Archway Marketing Services, Inc., a Delaware corporation (“Archway”), pursuant to which Union Street agreed to purchase from Argenbright all of the issued and outstanding shares of capital stock of Archway, upon terms and subject to the conditions set forth in the Archway Purchase Agreement (“the “Archway Acquisition”) and (ii) the Membership Interest Purchase Agreement (the “Razor Purchase Agreement”), by and among Union Street, Razor Business Strategy Consultants LLC, a Texas limited liability company (“Razor”), and the members of Razor (the “Sellers”) pursuant to which Union Street agreed to purchase from the Sellers 100% of the membership interests in Razor, upon terms and subject to the conditions set forth in the Razor Purchase Agreement (the “Razor Acquisition”) (the Archway Acquisition and the Razor Acquisition are collectively referred to as the “Acquisitions”) and the proposal to approve the Acquisitions is referred to herein as the Acquisition Proposal. On September 22, 2008, Union Street held a special meeting of its stockholders to vote on the Acquisition Proposal, and other proposals. At the special meeting of stockholders, the Acquisition Proposal was not approved and Union Street is now required to dissolve and liquidate as provided in its charter and public filings.

The Plan of Liquidation included in the enclosed proxy statement provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to holders of Union Street common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by its charter and its IPO prospectus. Union Street’s pre-IPO stockholders, consisting of its officers and directors who purchased an aggregate of 3,125,000 shares prior to the IPO have waived any interest in any such distribution and will not receive any of it.

Stockholder approval of the Company’s dissolution is required by Delaware law, under which Union Street is organized.

Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of Union Street’s outstanding common stock will be required to approve the dissolution and Plan of Liquidation. Your Board of Directors, which consists of A. Clayton Perfall, Brian H. Burke, John T. Schwieters, Eran Broshy and David B. Kay, has unanimously approved the Company’s dissolution, deems it advisable and recommends you approve the dissolution and Plan of Liquidation. Union Street’s pre-IPO stockholders have advised the Company that they support the dissolution and will vote for it. The Board of Directors intends to set a record date to determine the public stockholders entitled to receive distributions under the Plan of Liquidation and to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution.

Union Street currently has net liabilities and obligations to be funded with amounts outside of trust that exceed its current available cash outside the IPO trust account by approximately $300,000. Messrs. Perfall and Burke have agreed that they will be personally liable to ensure that the proceeds in the trust account will not be reduced by the claims of various vendors that are owed money by the Company for services rendered or products sold to us, or by claims pursuant to indemnification obligations they provided us at the time of our IPO. All of the liabilities referenced above relate to a vendor or service provider that has executed a waiver of claims that reduce the amount in the trust account. Messrs. Perfall and Burke have confirmed to Union Street that they expect to meet these obligations, and are currently negotiating with the Company’s creditors regarding satisfaction of its liabilities with the current cash that may become available outside of trust, which they expect to complete prior to the special meeting. If they fail to meet their obligations, and there is no other cash available to the Company at such time, however, under Delaware law, public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since the obligations of Messrs. Perfall and Burke are not collateralized or guaranteed, Union Street cannot assure you that they will perform their obligations, or that there will be any such cash available, or that stockholders would be able to enforce those obligations.

After careful consideration of all relevant factors, Union Street’s Board of Directors has unanimously determined that the Company’s dissolution is fair to and in the best interests of Union Street and its stockholders, has declared it advisable, and recommends that you vote or give instruction to vote “FOR” the dissolution and Plan of Liquidation.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize Union Street’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company’s dissolution.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO READ THIS MATERIAL CAREFULLY AND VOTE YOUR SHARES.

Union Street’s management and its Board of Directors appreciate your support during this process.

Sincerely,

A. Clayton Perfall
Chairman of the Board,
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

UNION STREET ACQUISITION CORP.
102 South Union Street
Alexandria, Virginia 22314

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 19, 2008

TO THE STOCKHOLDERS OF

UNION STREET ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Union Street Acquisition Corp., a Delaware corporation, will be held 10:00 a.m., Eastern time, on November 19, 2008, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York, for the sole purpose of considering and voting upon proposals to:

1. Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to the accompanying proxy statement; and

2. Authorize Union Street’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Union Street’s by-laws, no other business may be transacted at the meeting.

The Board of Directors has fixed the close of business on October 6, 2008, as the date for determining Union Street stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Union Street common stock on that date are entitled to have their votes counted at the special meeting or any adjournment. The record date is not the date that will be used to determine which public stockholders are entitled to receive distributions under the Plan of Liquidation. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Company and at the special meeting.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKER OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION.

Union Street’s Board of Directors unanimously recommends that you vote “FOR” approval of each proposal.

By Order of the Board of Directors,

A. Clayton Perfall
Chairman of the Board,
President and Chief Executive Officer

Dated: October 21, 2008

UNION STREET ACQUISITION CORP.
102 South Union Street
Alexandria, Virginia 22314

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 19, 2008

PROXY STATEMENT

A special meeting of stockholders of Union Street Acquisition Corporation will be held at 10:00 a.m., Eastern time, on November 19, 2008, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York. At this important meeting, you will be asked to consider and vote upon proposals to:

1. Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

2. Authorize Union Street’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Union Street’s by-laws, no other business may be transacted at the meeting.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

The “record date” for the special meeting is October 6, 2008. Record holders of Union Street common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 15,625,000 outstanding shares of Union Street common stock, of which 12,500,000 were issued in the Company’s initial public offering, or the public shares, and 3,125,000 were issued to the Company’s officers and directors before the IPO, or the pre-IPO shares, and each of which entitles its holder to one vote per proposal at the special meeting. Union Street’s warrants do not have voting rights. The record date is not the date that will be used to determine which public stockholders are entitled to receive distributions under the Plan of Liquidation.

This proxy statement is first being mailed to stockholders on or about October 21, 2008.

SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, you will be asked to approve the dissolution and Plan of Liquidation of the Company, as contemplated by its certificate of incorporation.

The following describes briefly the material terms of the proposed dissolution and Plan of Liquidation of the Company. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and Plan of Liquidation, but does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. To understand fully the dissolution and Plan of Liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex A, in its entirety.

If the dissolution is approved, we will:

•	set a record date for determining the public stockholders entitled to receive distributions under the Plan of Liquidation;

•	file a certificate of dissolution with the Delaware Secretary of State;

•	adopt a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by action of the Board of Directors in compliance with Delaware law;

•	establish a contingency reserve for the satisfaction of any unknown or additional liabilities, consisting of the cash available outside of the trust at such time and the indemnification obligations of A. Clayton Perfall, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, and Brian H. Burke, the Company’s Chief Financial Officer, Treasurer and a Director, provided Union Street at the time of its IPO; and

•	pay or adequately provide for the payment of our liabilities, including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to the Company’s public stockholders in accordance with the Company’s charter.

We expect to make a liquidating distribution to the Company’s public stockholders of the proceeds of the IPO trust account as soon as practicable following the record date determined for such liquidating distributions and the filing of our Certificate of Dissolution with the State of Delaware after stockholder approval of the dissolution and liquidation and adoption of the Plan of Liquidation. The Company is currently negotiating with its creditors regarding the satisfaction of its other liabilities. It expects to accomplish this, concurrently with such initial liquidating distribution, with the cash available outside of trust, or to the extent necessary with the proceeds of payments made or arranged at no cost to the Company by Messrs. Perfall and Burke pursuant to their indemnification obligations provided at the time of the Company’s IPO. The Company does not anticipate that any creditor will make any claims with respect to amounts held in the trust account and based on the actual funds available outside of the trust account if any, the Board of Directors will determine the appropriate amount of cash to be held in reserve for potential claims or liabilities.

As a result of the Company’s liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them generally, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of Company common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and the Company’s dissolution in your particular circumstances.

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

Under Delaware law, if we distribute the IPO trust account proceeds to public stockholders but fail to pay or make adequate provision for our liabilities, and if Messrs. Perfall and Burke do not perform their indemnification obligations, each Union Street stockholder could be held liable for amounts owed to Company creditors to the extent of the stockholder’s pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder.

Messrs. Perfall and Burke have informed the Company that they intend to honor their indemnification obligations, if necessary. If they fail to do so and there is no other cash available to the Company at such time, however, under Delaware law, public stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. Since Messrs. Perfall’s and Burke’s obligations are not collateralized or guaranteed, Union Street cannot assure you that they will perform their obligations, or that stockholders would be able to enforce those obligations.

If our stockholders do not vote to approve the Company’s dissolution and Plan of Liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board of Directors believes, however, there are no viable alternatives to the Company’s dissolution and liquidation pursuant to the Plan of Liquidation, and, indeed, the Company’s charter and the IPO prospectus contemplated that the Company has no choice but to liquidate in these circumstances. The Board of Directors has unanimously approved the Company’s dissolution and liquidation, deems it advisable and recommends you approve it.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of the Company’s net assets, the anticipated liquidation value per share of our common stock, the ability of A. Clayton Perfall or Brian H. Burke to satisfy any indemnification obligations, the merits of the prevailing litigation against the Company, and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “projection” and “would.” The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or other subjects of such statements, to differ materially from its expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, that the amount required for the settlement of our liabilities could be higher than expected, and that we may not meet the anticipated timing for the dissolution and liquidation, as well as the other factors set forth under the caption “The Dissolution and Plan of Liquidation — Risk Factors to be Considered in Connection with the Company’s Dissolution and the Plan of Liquidation” and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distribution to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, it cannot guarantee future events or results. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN OF LIQUIDATION

These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q.	What is being voted on?

A.	You are being asked to vote upon proposals to:

1. Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

2. Authorize Union Street’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Union Street’s by-laws, no other business may be transacted at the meeting.

Q.	Why is Union Street proposing dissolution and liquidation?

A.	Union Street was incorporated in Delaware on July 18, 2006. We were formed to acquire through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international assets or an operating business in the business services industry whose fair market value is at least equal to 80% of its net assets at the time of such acquisition (sometimes referred to in this proxy statement as an “business combination”). A registration statement for Union Street’s initial public offering was declared effective on February 1, 2007. On February 9, 2007, Union Street consummated its initial public offering of 12,500,000 units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from Union Street one share of our common stock at an exercise price of $8.00 per share. Union Street’s common stock and warrants started trading separately on February 12, 2008. Union Street’s net proceeds from the sale of its units and private placement warrants were approximately $99.0 million. Of this amount, $98.5 was deposited in trust (including deferred underwriting fees of $3.7 million) to be used in connection with an a business combination or returned to stockholders if a business combination were not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period. In furtherance of its corporate purpose, on February 26, 2008, Union Street entered into (i) the Stock Purchase Agreement (“Archway Purchase Agreement”), by and among Union Street, Argenbright, Inc., a Georgia corporation (“Argenbright”), and Archway Marketing Services, Inc., a Delaware corporation (“Archway”), pursuant to which Union Street agreed to purchase from Argenbright all of the issued and outstanding shares of capital stock of Archway, upon terms and subject to the conditions set forth in the Archway Purchase Agreement (“the “Archway Acquisition”) and (ii) the Membership Interest Purchase Agreement (the “Razor Purchase Agreement”), by and among Union Street, Razor Business Strategy Consultants LLC, a Texas limited liability company (“Razor”), and the members of Razor (the “Sellers”) pursuant to which Union Street agreed to purchase from the Sellers 100% of the membership interests in Razor, upon terms and subject to the conditions set forth in the Razor Purchase Agreement (the “Razor Acquisition”) (the Archway Acquisition and the Razor Acquisition are collectively referred to as the “Acquisitions”) and the proposal to approve the Acquisitions is referred to herein as the Acquisition Proposal. On September 22, 2008, Union Street held a special meeting of its stockholders to vote on the Acquisition Proposal, among other proposals. At the special meeting of stockholders, the Acquisition Proposal was not approved and Union Street is now required to dissolve and liquidate as provided in its charter and public filings. The Plan of Liquidation provides for the distribution to holders of Union Street common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by the Company’s charter and its IPO prospectus. Union Street’s pre-IPO stockholders, or the private stockholders, consisting of its current directors, have waived any interest in any such distribution and will not receive any of it. Stockholder approval of the Company’s dissolution is required by Delaware law, under which Union Street is organized. Stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of Union Street’s outstanding common stock will be required to approve the dissolution and Plan of Liquidation. Your Board of Directors, consisting of A. Clayton Perfall, Brian H. Burke, John T. Schwieters, Eran Broshy and Davis B. Kay, has unanimously approved the Company’s dissolution, deems it advisable and recommends you approve the dissolution and Plan of Liquidation. The Board of Directors intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and Plan of Liquidation.

Q.	How do the Union Street Insiders intend to vote their shares?

A.	The private stockholders, who purchased an aggregate of 3,125,000 shares prior to the IPO, have advised the Company that they support the dissolution and Plan of Liquidation and will vote for it, together with the adjournment proposal.

Q.	What vote is required to adopt the proposals?

A.	Approval of the Company’s dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of Union Street’s outstanding common stock. Approval of Proposal Two (adjourning the special meeting if necessary) requires the affirmative vote of holders of a majority of Union Street’s common stock present or represented by proxy at the special meeting and voting on the proposal.

Q.	Why should I vote for the proposals?

A.	The Plan of Liquidation provides for the distribution to holders of Union Street common shares originally issued in its IPO of the principal and accumulated interest (net of applicable taxes) of the IPO trust account as contemplated by the Company’s charter and its IPO prospectus. Stockholder approval of the Company’s dissolution is required by Delaware law, under which Union Street is organized, and stockholder approval of the Plan of Liquidation is designed to comply with relevant provisions of U.S. federal income tax laws. If the dissolution and Plan of Liquidation is not approved, Union Street will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares.

Q.	How much do I get if the dissolution and Plan of Liquidation is approved?

A.	If the dissolution and Plan of Liquidation is approved, we expect that each holder of public shares, who is a holder of record at such time on or about the date that the Certificate of Dissolution is filed, will receive $7.88 of original principal of the IPO trust account and approximately $0.20 of accumulated interest (as of September 30, 2008 and net of estimated applicable taxes), or a total of approximately $8.08, per public share. The IPO trust account contained an aggregate $101.0 million as of October 3, 2008. The amount of interest in the trust account (net of applicable taxes) available for distribution to the holders of public shares will be finally determined at the time of such distribution and based on actual funds available for distribution outside of the trust account, if any, the Board of Directors will determine the appropriate amount of cash to be held in reserve for potential claims or liabilities.

Q.	What if I don’t want to vote for the dissolution and Plan of Liquidation?

A.	If you do not want the dissolution and Plan of Liquidation to be approved, you must abstain, not vote, or vote against it. You should be aware, however, that if the dissolution and Plan of Liquidation is not approved, Union Street will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares. Whether or not you vote against it, if the dissolution and Plan of Liquidation is approved, all public stockholders at such time will be entitled to share ratably in the liquidation of the IPO trust account.

Q.	What happens if the dissolution and Plan of Liquidation isn’t approved?

A.	If the dissolution and Plan of Liquidation is not approved, Union Street will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares. If sufficient votes to approve the dissolution and Plan of Liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Company’s Board of Directors may seek to adjourn or postpone the meeting to continue to seek such approval.

Q.	If the dissolution and Plan of Liquidation is approved, what happens next?

A.	We will set a record date to determine the stockholders entitled to receive the distribution of the funds under the Plan of Liquidation and then file a Certificate of Dissolution with the Delaware Secretary of State on or about such date; adopt the Plan of Liquidation by Board of Directors action in compliance with Delaware law; conclude our negotiations with creditors and pay or adequately provide for the payment of the Company’s liabilities; distribute the proceeds of the IPO trust account to public stockholders; and otherwise effectuate the Plan of Liquidation.

Q:	Do I need to hold my shares if the dissolution and Plan of Liquidation is approved in order to receive the distribution?

A:	Yes. As Union Street will only set the record date for determining which public stockholders are entitled to receive distributions immediately following the special meeting, you must be a public stockholders on such record date in order to receive a distribution. The record date for participating and voting at the special meeting is different than the record date that will be used to determine who is entitled to receive distributions.

Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead?

A.	Yes. In fact, whether or not you intend to attend the special meeting, after carefully reading and considering the information in this document, please vote your shares by mail, or, if you hold your shares through a bank or brokerage house, the Internet or telephone, so that your shares may be represented at the special meeting.

Q.	What will happen if I abstain from voting or fail to vote?

A.	Abstaining or failing to vote will have the same effect as a vote against the proposed dissolution and Plan of Liquidation.

Q.	How do I change my vote?

A.	Deliver a letter-dated, signed proxy card to Union Street prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Brian H. Burke, Union Street Acquisition Corp., 102 South Union Street, Alexandria, Virginia 22314.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?

A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	Can I still sell my shares?

A.	Yes, you may sell your shares at this time, although, as a result of the announcement of the Company’s intention to liquidate, the market for Union Street shares may be limited and you will not be entitled to receive any portion of the liquidating distributions. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock after dissolving, which we expect will occur upon approval of the Company’s dissolution by stockholders at the special meeting. Thereafter, we believe that any trades of the Company’s shares will be tracked and marked with a due bill by the Depository Trust Company.

Q.	Who can help answer my questions?

A.	If you have questions, you may write or call Union Street Acquisition Corp., Union Street Acquisition Corp., 102 South Union Street, Alexandria, Virginia 22314, (703) 682-0730, Attention: Brian H. Burke.

Q.	What will happen to my warrants in connection with the dissolution and liquidation of Union Street?

A.	Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). In addition, the warrants have no voting rights.

Q.	Should I send in my Union Street stock certificates now?

A.	No. After the Company is dissolved, you will receive written instructions explaining how to exchange your shares of Union Street for the cash to which you will be entitled.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Union Street is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and liquidation of the Company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

DATE, TIME AND PLACE.  We will hold the special meeting at 10:00 a.m., Eastern time, on November 19, 2008, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, New York 10017, to vote on the proposals to approve the Company’s dissolution and Plan of Liquidation and the proposal to adjourn or postpone the meeting if necessary to solicit additional proxies.

PURPOSE.  At the special meeting, holders of Union Street common stock will be asked to approve the Company’s dissolution and Plan of Liquidation and the proposal to authorize Company management to adjourn or postpone the meeting to solicit additional proxies.

Union Street’s Board of Directors, consisting of A. Clayton Perfall, Brian H. Burke, John T. Schwieters, Eran Broshy and David B. Kay, has determined that the proposed dissolution and Plan of Liquidation is fair to and in the best interests of Union Street and its stockholders, approved and declared it advisable, and recommends that Union Street stockholders vote “FOR” it.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to permit Union Street’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

The special meeting has been called only to consider approval of the proposed dissolution and Plan of Liquidation and management authority to adjourn or postpone the meeting if necessary to solicit additional proxies. Under Delaware law and Union Street’s by-laws, no other business may be transacted at the special meeting.

RECORD DATE; WHO IS ENTITLED TO VOTE.  The “record date” for the special meeting is October 6, 2008. Record holders of Union Street common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 15,625,000 outstanding shares of Union Street common stock, of which 12,500,000 were issued in the Company’s initial public offering, or the public shares, and 3,125,000 were issued to the Company’s officers and directors before the IPO, or the pre-IPO shares, and each of which entitles its holder to one vote per proposal at the special meeting. Union Street’s warrants do not have voting rights.

Our initial stockholders who acquired shares prior to the IPO have advised the Company that they will vote in favor of both of the proposals.

During the ten-day period before the special meeting, Union Street will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in Alexandria, Virginia for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

QUORUM; VOTE REQUIRED.  A majority of the outstanding common stock of the Company, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the Company’s dissolution and Plan of Liquidation will require the affirmative vote of holders of a majority of Union Street’s outstanding common stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of Union Street’s common stock voting on the proposal.

ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION PROPOSAL.

VOTING YOUR SHARES.  Each share of common stock that you own in your name entitles you to one vote per proposal. If you are the record holder of your shares, you must vote by signing and returning the enclosed proxy card. If your shares are held by your broker, there are three ways to vote your shares at the special meeting:

•	By signing and returning the enclosed proxy card. If you vote by proxy card, your “proxies,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Union Street Board of Directors “FOR” approval of the dissolution and Plan of Liquidation and the proposal to authorize management to adjourn or postpone the meeting to solicit additional proxies.

•	By telephone or on the Internet. If you hold your shares through a bank or brokerage house, you can vote this way by following the telephone or Internet voting instructions that are included with your proxy card. If you do, you should not return the proxy card.

•	You can attend the special meeting and vote in person. We will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

ADJOURNMENT OR POSTPONEMENT.  If Proposal Two is approved at the special meeting, Union Street may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, Union Street may adjourn or postpone the special meeting as set forth in Union Street’s amended and restated certificate of incorporation or by-laws or as otherwise permitted by law.

QUESTIONS ABOUT VOTING.  If you have any questions about how to vote or direct a vote in respect of your Union Street common stock, you may call Brian H. Burke, our Chief Financial Officer, at (703) 682-0730. You may also want to consult your financial and other advisors about the vote.

REVOKING YOUR PROXY AND CHANGING YOUR VOTE.  If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;

•	Notifying Union Street Acquisition Corp., 102 South Union Street, Alexandria, Virginia 22314, Attn: Brian H. Burke in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

BROKER NON-VOTES.  If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. rules prohibit your broker from voting your shares on the dissolution and Plan of Liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the dissolution and Plan of Liquidation proposal. Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote.

NO DISSENTERS’ RIGHTS.  Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal in connection with the Company’s dissolution and liquidation.

SOLICITATION COSTS.  Union Street is soliciting proxies on behalf of the Union Street Board of Directors. This solicitation is being made by mail but also may be made in person or by telephone or other electronic means.

Union Street and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

Union Street has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. Union Street will pay all fees and expenses related to the retention of any proxy solicitation firm.

Union Street will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Union Street will reimburse them for their reasonable expenses.

STOCK OWNERSHIP.  Information concerning the holdings of certain Union Street stockholders is set forth under “Security Ownership of Certain Beneficial Owners and Management.”

PROPOSAL 1 — THE DISSOLUTION AND PLAN OF LIQUIDATION

The Board of Directors is proposing the Company’s dissolution and Plan of Liquidation for approval by our stockholders at the special meeting. The Board of Directors has unanimously approved the Company’s dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting. The Board of Directors has also approved the Plan of Liquidation and directed that it be submitted for stockholder action, and, as required by Delaware law, the Board of Directors intends to re-approve it immediately following stockholder approval of the dissolution and Plan of Liquidation and the filing of a Certificate of Dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement, and you are encouraged to read it carefully.

After approval of the Company’s dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

•	filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

•	adopting a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by action of the Board of Directors in compliance with Delaware law;

•	establishing a contingency reserve for the satisfaction of unknown or additional liabilities, which reserve shall consist of any cash available to us at such time and the indemnification obligations of Messrs. Perfall and Burke provided to Union Street at the time of its IPO and any cash that may be available to us at such time;

•	giving the trustee of the trust account notice to commence liquidating the investments constituting the trust account and turning over the proceeds to Union Street’s transfer agent for distribution according to the Plan of Liquidation;

•	as provided in the Plan of Liquidation, paying or adequately providing for the payment of our known liabilities, including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, (iii) claims of vendors, and (iv) our obligations to Union Street’s stockholders in accordance with Union Street’s charter;

•	if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

•	winding up our remaining business activities; and

•	making tax and other regulatory filings.

Following dissolution, although they do not expect to do so, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. In addition, although it does not anticipate that it will be necessary to do so since we currently do not have any material assets outside the IPO trust account (indeed, we expect to have no funds outside the IPO trust account after paying expenses), the Board of Directors, as required, will be authorized to establish a liquidating trust to complete the Company’s liquidation.

As of October 3, 2008, we had approximately $192,000 in cash outside the IPO trust account and an additional $101.0 million in the IPO trust account. Our balance sheet as of September 30, 2008, reflected total liabilities to be funded with amounts outside of trust of approximately $500,000. We currently have net liabilities (excluding tax assets or liabilities) and obligations to be funded with amounts outside of trust that exceed available cash outside the IPO trust account by approximately $300,000, or $0.024 per public share. We expect to pay the Company’s liabilities in full or, in many cases, in a reduced amount agreed to by the relevant creditor(s) pursuant to negotiations currently in progress. In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with the Company’s dissolution and liquidation. All cash for the payment of the foregoing, beyond any assets of the Company outside the IPO trust account, will be provided by Messrs. Perfall and Burke or pursuant to arrangements they procure at no cost to the Company pursuant to their indemnification obligations.

The indemnification obligations of Messrs. Perfall and Burke provide that they will be personally liable to us to ensure that the proceeds in the trust account will not be reduced by the claims of various vendors that are owed money by Union Street for services rendered or products sold to us, or by claims pursuant to indemnification obligations they provided us at the time of our IPO. Although Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Capital Systems, Morrow & Co. LLC, Alvarez and Marsal and McGladrey & Pullen have agreed to waive any rights to or claims against the proceeds held in the trust account, none of our other material vendors have executed such agreements.

Although Union Street is not aware of any liabilities that will not be covered by the indemnification agreements of Messrs. Perfall and Burke, or that could be satisfied by cash that may be available to the Company, no assurance can be made that such liabilities will not arise in the future and the Company is unable to satisfy those liabilities through their indemnification obligations or cash that may be available to it at such time. If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from Union Street pursuant to the Plan of Liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

Our Board of Directors has unanimously approved the dissolution and Plan of Liquidation of the Company and unanimously recommends that our stockholders vote “FOR” this Proposal.

RISK FACTORS TO BE CONSIDERED IN CONNECTION WITH
THE COMPANY’S DISSOLUTION AND THE PLAN OF LIQUIDATION

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Company’s dissolution and Plan of Liquidation, including the following:

We may not meet the anticipated timing for the dissolution and liquidation.

Promptly following the meeting, if our stockholders approve the Company’s dissolution and Plan of Liquidation, we intend to file a Certificate of Dissolution with the Secretary of State of Delaware and wind up our business promptly thereafter. We expect that the Company will make the liquidation distribution of the IPO trust account proceeds to its stockholders as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after approval of the dissolution by the stockholders. We do not expect that there will be any additional Company assets remaining for distribution to stockholders after payment, provision for payment or compromise of its liabilities and obligations. There are a number of factors that could delay our anticipated timetable, including the following:

•	delays in the payment, or arrangement for payment or compromise, of remaining Company liabilities or obligations;

•	lawsuits or other claims asserted against us; and

•	unanticipated legal, regulatory or administrative requirements.

If our reserves for payments to creditors are inadequate, each stockholder may be liable for a pro rata portion of creditors’ claims up to the amount distributed to such stockholder by us.

Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding up. If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment of the stockholder’s pro rata portion of creditors’ claims up to the amount distributed to such stockholder in the liquidation.

Claims may be made against the IPO trust account, resulting in its impairment or in delay in distributing it to public stockholders.

The Company currently has limited available funds outside the IPO trust account and may require arrangements with vendors and service providers in reliance on the existing indemnification obligations of Messrs. Perfall and Burke. Pursuant to their indemnification obligations, Messrs. Perfall and Burke have agreed that they will be personally liable to ensure that the proceeds in the trust account will not be reduced by the claims of various vendors that are owed money by Union Street for services rendered or products sold to us, or by claims pursuant to indemnification obligations they provided us at the time of our IPO. This could reduce a stockholder’s distribution from the IPO trust account, or delay stockholder distributions. We believe we have identified all of the Company’s liabilities, and do not expect the foregoing to occur.

If they do not perform them, you may have difficulty enforcing the indemnification obligations of the Company’s officers.

As stated above, A. Clayton Perfall, our Chairman, President and Chief Executive Officer, and Brian H. Burke, our Chief Financial Officer, Treasurer and a director, will be personally liable to ensure that the proceeds in the trust account will not be reduced by (i) the claims of various vendors or other entities that are owed money by Union Street for services rendered or products sold to Union Street, or (ii) the claims of any prospective target businesses. We currently believe that Messrs. Perfall and Burke are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. To the extent the indemnification obligations end up being substantially higher than Messrs. Perfall and Burke currently foresee or expect and/or their financial resources deteriorate in the future, this could also act as a limitation on this indemnification. Hence, we cannot assure you that Messrs. Perfall and Burke will be able to satisfy those obligations. Messrs. Perfall and Burke will not be personally liable to pay the Company’s debts and obligations except as provided.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the Board of Directors for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in “street” name will be tracked and marked with a due bill by the Depository Trust Company.

Our Board of Directors may delay implementation of the Plan of Liquidation, even if dissolution is approved by our stockholders.

Even if the Company’s dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan of Liquidation, if it determines that doing so is in the best interests of the Company and its stockholders. The Board of Directors is, however, unaware of any circumstances under which it would do so, unless prohibited from doing so by law, regulation or court order.

If our stockholders do not approve the dissolution and the Plan of Liquidation, no assurances can be given as to how or when, if ever, amounts in the trust account will be distributed to our stockholders.

The Company charter provides that the trust account proceeds will be distributed to stockholders upon the liquidation and dissolution of the Company, and Delaware law requires that the stockholders approve the liquidation and dissolution. If the Company’s stockholders do not approve the dissolution and the Plan of Liquidation, the Company will not have the requisite legal authority to distribute the trust account proceeds to stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

DISSOLUTION UNDER DELAWARE LAW

Under its charter, Union Street is required to dissolve because it will not be able to complete a business combination within the required time period. Under Delaware law and for federal tax reasons, stockholders need to approve the dissolution and Plan of Liquidation. That is why we are holding the special meeting.

Section 275 of the Delaware General Corporation Law (DGCL) provides that a corporation may dissolve upon a majority vote of the Board of Directors of the corporation followed by a favorable vote of the holders of a majority of the outstanding stock entitled to vote. The Board of Directors intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;

•	settling and closing of any business;

•	disposition and conveyance of any property;

•	discharge of any liabilities; and

•	distribution of any remaining assets to the stockholders of the corporation.

Principal provisions of the Plan of Liquidation

General.  In accordance with the trust agreement, we will distribute pro rata to our public stockholders all of the proceeds of the IPO trust account. We anticipate that there will not be any other amounts immediately available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after approval of the Company’s dissolution and Plan of Liquidation by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan of Liquidation. It is currently anticipated that Union Street will make a liquidating distribution of approximately $8.08 per share issued in the IPO although the exact timing and amount will not be determined until the time of such distribution.

We will also pay or provide for our known liabilities in accordance with negotiations between Union Street and its creditors. Since we do not know of any other Company liabilities or any facts suggesting that any other Company liabilities may exist or arise, other than as set forth in this proxy statement, and since we believe that the funds outside of the trust account plus amounts to be paid by the Company’s founders, to the extent required, will be sufficient to discharge all liabilities, we intend to establish a contingency reserve, of cash available outside of the trust at that time and the indemnification obligations of Messrs. Perfall and Burke provided to Union Street, which the Board of Directors expects will be sufficient to satisfy actual and potential liabilities. As this contingency reserve will be funded with cash available outside of trust at that time and the obligations of Messrs. Perfall and Burke pursuant to their indemnification obligations and by any cash that may be available to the Company at such time as and when needed to discharge Company liabilities and obligations, there may not be any net balance of the contingency reserve, after payment, provision for or discharge of all of our liabilities, for an incremental distribution to our stockholders. If it is determined that those vendors who assert claims against the trust account, if such claims are indemnifiable claims of Messrs. Perfall and Burke and they fail to meet their obligations or if such claim is not an indemnifiable claim of Messrs. Perfall and Burke, then the stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation, up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from Union Street.

We will discontinue recording transfers of shares of our common stock on the date of Union Street’s dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation

Our directors and officers will not receive any compensation for the duties performed in connection with Union Street’s dissolution or Plan of Liquidation. Following approval of Union Street’s dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

We are obligated to indemnify our officers, directors and agents in accordance with our amended and restated certificate of incorporation and bylaws for actions taken in connection with winding up our affairs; however, given our minimal assets we may not be able to provide meaningful indemnification to such persons. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation.

Contingency Reserve.  We generally are required, in connection with Union Street’s dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, consisting of the indemnification obligations of Messrs. Perfall and Burke, and any cash that may be available to us at such time, that we believe will be adequate to satisfy all of our liabilities. If it is not, either because the liability is not covered by any cash available outside of trust at such time or by the indemnification obligation of Messrs. Perfall and Burke or because they default on this obligation, a creditor could bring a claim against one or more of our stockholders for each such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation. Because of the nature of our limited assets, we are uncertain if any incremental distribution will be made to the public stockholders, other than of amounts in the trust account.

Potential Liability of Stockholders.  Under the Delaware General Corporation Law, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors to the extent of the amount that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his/her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

Stock Certificates.  Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration.  Our common stock, warrants and units trade currently on the American Stock Exchange and are listed under the trading symbols “USQ”, “USQ-WS” and “USQ-U,” respectively, although no assurance can be given that such trading will continue. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board of Directors may apply to terminate Union Street’s registration and reporting requirements under the Securities Exchange Act of 1934, as amended.

Liquidating Trusts.  Although the Board of Directors does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between Union Street and the person(s) the Board of Directors chooses as trustee(s).

Sales of Assets.  The Plan of Liquidation gives the Board of Directors the authority to sell all of our remaining assets, although Union Street’s assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation.

Absence of Appraisal Rights.  Stockholders are not entitled to appraisal rights in connection with Union Street’s dissolution and Plan of Liquidation.

Regulatory Approvals.  We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with Union Street’s dissolution or the Plan of Liquidation.

Treatment of Warrants.  There will be no distribution from the trust account with respect to Union Street’s warrants.

Payment of Expenses.  In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the Plan of Liquidation.

VOTES REQUIRED AND BOARD RECOMMENDATION

Approval of the Company’s dissolution and Plan of Liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the Record Date. The holders of common stock will vote on the matter of the approval of the Company’s dissolution and Plan of Liquidation, with each holder entitled to one vote per share on the matter.

The Company’s Board of Directors believes that the Company’s dissolution and Plan of Liquidation is in the best interests of our stockholders. The Board of Directors has unanimously approved the dissolution and unanimously recommends that our stockholders vote “FOR” the dissolution and Plan of Liquidation. Our current officers and directors, who hold, as of the Record Date, an aggregate of 3,125,000 outstanding shares of our common stock, have indicated that they will vote “FOR” each of the proposals. See “Security Ownership of Certain Beneficial Owners and Management.”

Shares represented by Proxy Cards received in time for the special meeting that are properly signed, dated and returned without specifying choices will be voted “FOR” this proposal.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material United States federal income tax consequences of the Plan of Liquidation to Union Street and to holders of our common stock, units and warrants originally issued in our IPO, who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the Code) and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder’s or warrant holder’s individual circumstances. This discussion does not address certain types of investors subject to special treatment under the federal income tax laws, including but not limited to tax-exempt organizations, insurance companies, financial institutions, broker-dealers, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, partners who are themselves partnerships or other pass-through entities for federal income tax purposes, regulated investment companies, real estate investment companies, real estate mortgage investment conduits, expatriates and former long-term U.S. residents, persons liable for alternative minimum tax, persons whose “functional currency” is not the U.S. dollar, persons holding their investment as part of a hedging, constructive sale or conversion, straddle, or other risk-reducing transaction, and persons acquiring their interests in the Fund in connection with the performance of services. This discussion relates only to U.S. federal income taxes and not to any local, state or foreign taxes or U.S. federal taxes other than income taxes. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts, and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

Stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Plan of Distribution and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Consequences to Union Street

Union Street may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

Gain or Loss on Liquidation.  Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock.

A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. If a stockholder is required to return any distribution, any payments by a stockholder in satisfaction of any Union Street contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short term capital gain or loss if the share has not been held for more than one year. Long term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts.  Although we anticipate that such a transfer is unlikely, given our limited assets outside of the trust account, if we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding.  Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he/she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such most corporations and financial institutions or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. federal income tax liability.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

PROPOSAL 2 — THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Union Street’s Board of Directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation.

Consequences if Adjournment Proposal is Not Approved

If an adjournment proposal is presented at the meeting and is not approved by the stockholders, Union Street’s Board of Directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the dissolution and Plan of Liquidation. In such event, Union Street will not be able to dissolve and liquidate.

Required Vote

Adoption of the adjournment requires the affirmative vote of a majority of the issued and outstanding shares of Union Street’s common stock.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT UNION STREET

General

Union Street was incorporated in Delaware on July 18, 2006 as a blank check company for the purpose of acquiring through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the business services industry. To date, Union Street’s efforts have been limited to organizational activities, completion of its IPO and the negotiation of its Acquisitions.

The IPO and Trust Account.  A registration statement for Union Street’s initial public offering was declared effective on February 1, 2007. On February 9, 2007, Union Street consummated its initial public offering of 12,500,000 units. Each warrant expires on February 5, 2011, or earlier upon redemption, and entitles the holder to purchase one share of Union Street’s common stock at an exercise price of $6.00 per share. The common stock and warrants started trading separately as of February 12, 2007. The net proceeds from the sale of the Union Street units and private placement warrants were approximately $99.0 million. Of this amount, $98.5 million (including deferred underwriting fees of $3.7 million) was deposited in trust and, in accordance with Union Street’s amended and restated certificate of incorporation, was to be released either upon the consummation of a business combination or upon the liquidation of Union Street. The remaining $500,000 was held outside of the trust for use to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of October 3, 2008, approximately $101.0 million was held in deposit in the trust account.

On February 26, 2008, Union Street entered into (i) the Archway Purchase Agreement, by and among Union Street, Argenbright and Archway, pursuant to which Union Street agreed to purchase from Argenbright all of the issued and outstanding shares of capital stock of Archway and (ii) the Razor Purchase Agreement, by and among Union Street, Razor, and the Sellers pursuant to which Union Street agreed to purchase from the Sellers 100% of the membership interests in Razor.

Union Street filed its definitive proxy statement regarding the Acquisitions with the Securities and Exchange Commission on August 12, 2008. On September 22, 2008, Union Street held a special meeting of stockholders to vote on the proposed Acquisitions. At the special meeting of stockholders, the Acquisition Proposal was not approved by the Union Street stockholders and Union Street is seeking approval from its stockholders to dissolve and liquidate as provided in its charter and public filings.

As indicated above, on September 22, 2008, the proposal to acquire Archway and Razor was not approved by the Union Street stockholders. Because Union Street will be unable to consummate a business combination by the time stipulated in its charter, Union Street’s Board of Directors has proposed to dissolve the Company as required by its certificate of incorporation and IPO trust account, inclusive of any interest but excluding taxes. Union Street’s pre-IPO stockholders (consisting of Union Street’s officers and directors) have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the IPO. There will be no distribution from the IPO trust account with respect to Union Street’s warrants.

Facilities

Union Street currently maintains its executive offices at 102 South Union Street, Alexandria, Virginia 22314. Pursuant to a letter agreement, Union Street Capital Management, LLC, has agreed that it will make available to the Company office space and certain general and administrative services, as it may require from time to time.

Employees

Union Street has five directors and three executive officers, two of whom are also members of the Board of Directors. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to Union Street’s affairs. Union Street has no paid employees.

Periodic Reporting and Audited Financial Statements

Union Street has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Union Street’s annual reports contain financial statements audited and reported on by Union Street’s independent accountants. Union Street has filed a Form 10-K with the Securities and Exchange Commission covering the fiscal year ended December 31, 2007.

Legal Proceedings

Union Street is not currently a party to any pending material legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

There are 15,625,000 outstanding shares of Union Street common stock. The following table sets forth information regarding the beneficial ownership of shares of common stock as of October 6, 2008 by each person known by us to own beneficially 5% or more of our outstanding common stock, each of our directors and officers, and all of our directors and executive officers as a group. Unless otherwise indicated, we believe that all person named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature	Percentage of
Name and Address of Beneficial Owner(1)	of Beneficial Ownership(2)	Class

Union Street Capital Management LLC(3)	3,031,250	19.4%
A. Clayton Perfall(4)(5)	3,031,250	19.4%
Brian H. Burke(4)(5)	3,031,250	19.4%
Matthew C. Fletchall(4)	3,031,250	19.4%
John T. Schwieters(5)	31,250	*
Eran Broshy(5)	31,250	*
David B. Kay(5)	31,250	*
Fir Tree, Inc.(6)	1,546,875	9.9%
505 Fifth Avenue, 23rd Floor New York, NY 10017
Jonathan M. Glaser, et al.(7)	1,381,698	8.8%
11601 Wilshire Boulevard, Suite 2180 Los Angeles, CA 90025
QVT Financial LP(8)	1,191,700	7.63%
1177 Avenue of the Americas, 9th Floor New York, NY 10036
Deutsche Bank AG(9)	1,182,889	7.57%
Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany
Polar Securities Inc.(10)	1,668,570	10.7%
372 Bay Street, 21st Floor Toronto, Ontario M5H 2W9, Canada
Andrew M. Weiss, PH.D(11)	810,968	5.2%
29 Commonwealth Avenue, 10th Floor Boston, MA 02116
HBK Investments L.P.(12)	1,082,117	6.9%
300 Crescent Court, Suite 700 Dallas, Texas 75201
All directors and executive officers as a group (six individuals)	3,125,000	20.0%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following is 102 South Union street, Alexandria, Virginia 22314.

(2)	Except as specifically indicated in the footnotes to this table, the person named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable, convertible or issuable within 60 days of October 6, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Excludes 3,000,000 shares of common stock that may be issued upon the exercise of warrants purchased by Union Street Capital Management, LLC exercisable upon the consummation of our initial business combination. A Clayton Perfall, as trustee of three family trusts, Anne Perfall, Brian H. Burke and Matthew C. Fletchall individually as the member of Union Street Capital Management, LLC may be deemed to be the beneficial owners of the shares of common stock held by Union Street Capital Management, LLC.

(4)	Represents shares issued to Union Street Capital Management, LLC. See footnote (3) above.

(5)	Each of these individuals is a director.

(6)	Based on information contained in a Schedule 13G filed on February 16, 2007. includes 1,358,075 shares owned by Sapling, LLC and 188,800 shares owned by Fir Tree Recovery Master Fund, L.P. Fir Tree Value Master Fund, LP is the sole member of Sapling, LLC and Fir Tree, Inc. Fir Tree, Inc. is the investment manager to both Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Sapling, LLC and Fir Tree Recovery Master Fund, L.P. are deemed beneficial owners of 1,546,875 shares of common stock.

(7)	Based on information contained in a Schedule 13G filed on February 14, 2008. Pacific Assets Management, LLC (“PAM”) is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. PAM is the investment adviser to JMG Triton Offshore Fund, Ltd. and Pacific Capital Management, inc. (“PCM”) is a member of PAM. Jonathan M. Glaser, Daniel Albert David and Roger Richter are control persons of PCM and PAM.

(8)	Based on information contained in a Schedule 13G filed by QVT Financial LP on February 12, 2008. QVT Financial LP is the investment manager fro QVT Fund, LP, which beneficially owns 966,355 shares of our common stock, and fro Quintessence Fund L.P., which beneficially owns 108,411 shares of our common stock. QVT Financial LP is also the investment manager for a separate discretionary account managed for Deutsche Bank AG, which holds 116,954 shares of common stock. QVT Financial LP has the power to direct the vote and disposition of the shares of our common stock hold by QVT Fund, LP, Quintessence Fund L.P. and the separate account managed for Deutsche Bank AG. Accordingly, QVT Financial LP may be deemed to be the beneficial owner of an aggregate amount of 1,191,700 shares of our common stock, consisting of the shares owned by QVT Fund, LP, Quintessence Fund L.P. and the separate account managed for Deutsche Bank AG.

(9)	Based on information contained in a Schedule 13G filed by Deutsche Bank AG on February 6, 2008. These securities are beneficially owned by the Corporate and Investment Banking business group and the Corporate Investment business group (collectively, “CIB”) of Deutsche Bank AG and its subsidiaries and affiliates (collectively, “DBAG”). These securities do not reflect securities, if any, beneficially owned by any other business group of DBAG. CIB disclaims beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which CIB or its employees have voting power or investment discretion, or both, and (ii) certain investment entities, of which CIB is the general partner, managing general partner, or other manager, to the extent interests in such entities are held by person other than CIB.

(10)	Based on information contained in a Schedule 13G filed on March 3, 2008. Polar Securities Inc. (“Polar Securities”) serves as the investment manager to North Pole Capital Master Fund (“North Pole”) and a number of discretionary accounts to which it has voting and dispositive power over common stock. Of the aggregate 1,668,570 shares owned by Polar Securities, 806,100 are beneficially owned by North Pole. Polar Securities and North Pole disclaim beneficial ownership of the securities. Mr. Paul Sabourin, as the chief investment adviser, may be deemed to be the beneficial owner of the securities.

(11)	Based on information contained in a Schedule 13G filed on March 6, 2008. Shares reported by Andrew Weiss include shares beneficially owned by a private investment partnership of which Weiss Asset Management is the sole general partner and which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Asset Management. Also includes shares held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital, the investment manager of such private investment corporation. Dr. Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by him except to the extent of his pecuniary interest therein.

(12)	Based on information contained in a Schedule 13G filed on August 1, 2008. Shares reported by HBK Investment L.P. include shares beneficially owned by HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC and HBK Master Fund L.P. Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Lawrence H. Lebowitz and William E. Rose are each managing members of HBK Management LLC. Each of the managing members expressly disclaim beneficial ownership of the securities.

None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, Union Street does not expect to have an annual meeting of stockholders after the special meeting and, therefore, we are not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Union Street and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Union Street’s annual report to stockholders and proxy statement. Upon written or oral request, Union Street will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Union Street deliver single copies of such documents in the future. Stockholders may notify Union Street of their requests by calling or writing us at its principal executive offices at (703) 682-0730 or 102 South Union Street, Alexandria, Virginia 22314.

WHERE YOU CAN FIND MORE INFORMATION

Union Street files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Union Street with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

Union Street files its reports, proxy statements and other information electronically with the SEC. You may access information on Union Street at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

This proxy statement incorporates important business and financial information about Union Street that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the Plan of Liquidation, you should contact:

Brian H. Burke
Union Street Acquisition Corp.
102 South Union Street
Alexandria, Virginia 22314
(703) 682-0730

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is November 10, 2008.

ANNEX A

PLAN OF LIQUIDATION
OF
UNION STREET ACQUISITION CORP.
(A Dissolved Delaware Corporation)

This Plan of Liquidation (or “Plan”) of Union Street Acquisition Corp, (the “Company”) is dated this [     ] day of [     ], 2008.

WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors and stockholders, and the Company was dissolved on [     ], 2008 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1. Fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on the Company’s unaudited interim financial statements at and for the period ending September 30, 2008, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of the Company and the winding-up of its business and affairs (“Vendor Obligations”);

2. Liabilities for federal and state income taxes (“Tax Liabilities”); and

3. The Company’s obligations to holders of its common shares issued in its initial public offering (the “Public Stockholders”) to distribute the proceeds of the trust account established in connection with the IPO in connection with the dissolution and liquidation of the Company as provided in the Company’s amended and restated certificate of incorporation and its IPO prospectus;

WHEREAS, there are no pending actions, suits, or proceedings to which the Company is a party;

WHEREAS, there are no facts known to the Company, indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, Messrs. Perfall and Burke have reaffirmed, and by their adoption of this Plan such individuals do hereby reaffirm their obligations to the Company, in connection with its IPO, to indemnify the Company for its debts to any vendor for services rendered or products sold to us, or by claims pursuant to indemnification obligations they provided us at the time of our IPO to ensure that the amounts in the trust account will not be reduced;

NOW THEREFORE, the Company adopts the following Plan, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS.   The Company shall, as soon as practicable following the adoption of this Plan by the Board of Directors after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the Vendor Obligations and (b) pay in full the Tax Liabilities.

2. CONTINGENCY RESERVE; PRO RATA DISTRIBUTION.   There being no facts now known to the Company, suggesting that any unknown claims or obligations of the Company or claims that have not arisen against the Company exist or might arise, the Company shall retain the indemnification obligations to the Company referred to in the sixth recital hereof as provision for any and all such claims and obligations.

3. AUTHORITY OF OFFICERS AND DIRECTORS.   The Board of Directors and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board of Directors may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company’s stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of the Company’s common stock shall constitute the approval of the Company’s stockholders of the Board of Director’s authorization of the payment of any such compensation.

The adoption of the Plan by the holders of the Company’s common stock shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board of Directors or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of the Company to the holders of the Company’s common stock in complete cancellation or redemption of its stock.

4. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM.  Subject to approval by the Board of Directors, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5. RECOVERY OF ASSETS.   In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company’s amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6. PROFESSIONAL FEES AND EXPENSES.   It is specifically contemplated that the Board of Directors may authorize the payment of a retainer fee to a law firm or law firms selected by the Board of Directors for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board of Directors provided by the Company pursuant to its amended and restated certificate of incorporation and bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board of Directors for services rendered to the Company.

In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board of Directors, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

7. INDEMNIFICATION.  The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board of Directors, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

8. LIQUIDATING TRUST.   The Board of Directors may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board of Directors with one or more trustees selected by the Board of Directors. In the alternative, the Board of Directors may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company’s property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9. LIQUIDATING DISTRIBUTIONS.   Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the record which will be set by the Board of Directors after the special meeting which will be on or about the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board of Directors adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board of Directors and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

10. AMENDMENT OR MODIFICATION OF PLAN.   If for any reason the Board of Directors determines that such action would be in the best interests of the Company, it may amend or modify this Plan and all action contemplated thereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11. CANCELLATION OF STOCK AND STOCK CERTIFICATES.   Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12. LIQUIDATION UNDER CODE SECTIONS 331 AND 336.   It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13. FILING OF TAX FORMS.   The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

PROXY
UNION STREET ACQUISITION CORP.
102 SOUTH UNION STREET
ALEXANDRIA, VIRGINIA 22314
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF UNION STREET HOSPITALITY ACQUISITION CORPORATION
     The undersigned appoints A. Clayton Perfall and Brian H. Burke, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Union Street held of record by the undersigned on October 6, 2008 at the special meeting of stockholders to be held on November 19, 2008, and any postponement or adjournment thereof.
     THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.
     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. UNION STREET’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

		FOR	AGAINST	ABSTAIN

1.	TO APPROVE THE DISSOLUTION OF THE COMPANY AND THE PLAN OF LIQUIDATION SUBMITTED TO STOCKHOLDERS AT THE SPECIAL MEETING.	☐	☐	☐

2.	TO PERMIT UNION STREET’S BOARD OF DIRECTORS OR ITS CHAIRMAN, IN THEIR DISCRETION, TO ADJOURN OR POSTPONE THE SPECIAL MEETING IF NECESSARY FOR FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE ORIGINALLY SCHEDULED TIME OF THE SPECIAL MEETING TO APPROVE THE FOREGOING PROPOSAL.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW				☐

NEW ADDRESS:

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

SIGNATURE:

DATE:

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.